UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________
Form 8-K
 _____________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2021
   _____________________
Air Transport Services Group, Inc.
(Exact name of registrant as specified in its charter)
  _____________________

DE	000-50368	26-1631624
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)
145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)
(937) 382-5591
(Registrant's telephone number, including area code)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ATSG	NASDAQ Stock Market LLC

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 4, 2021, the Compensation Committee of the Board of Directors of Air Transport Services Group, Inc. (the “Company”), approved the performance measures under the Company’s Executive Incentive Compensation Plan (“EIC Plan”) for fiscal year 2021.
The Company's executives, including the named executive officers, have the potential to earn incentive compensation under the EIC Plan. The purpose of the EIC Plan is to incentivize executive management to achieve short-term corporate goals. Under the EIC Plan, participants are eligible to receive a cash bonus utilizing a formula that establishes a bonus amount, expressed as a percentage of base salary, based upon the extent of achievement of performance measures that are prescribed under the EIC Plan. The performance measures selected, and the relevant weight given to each such performance measure, may vary by participant, provided that, unless otherwise determined by the Compensation Committee, bonuses will be based on at least two performance measures. The EIC Plan provides that one of the performance measures will be net income from continuing operations, while the other performance measures will consist of one or more of the following: revenue growth, return on capital, earnings per share, shipment growth, increase in stock price, return on assets, service or the achievement of strategic objectives.
Under the EIC Plan for 2021, the cash-incentive bonus opportunity for each participant for fiscal year 2021: (i) shall be based upon the position held and range from 4.8% to 150% of the participant's base salary earned during the year; and (ii) the threshold, target and maximum bonus potentials for the participants shall consist of the following:

Position	Threshold	Target	Maximum
Chief Executive Officer	10%	100%	150%
Chief Financial Officer; Chief Operating Officer; Chief Legal Officer; Chief Commercial Officer; Subsidiary President	6%	60%	100%
Vice President; Subsidiary Vice President	4.8%	48%	80%
The Compensation Committee determines the performance measures, and the extent of the achievement thereof, for the Chief Executive Officer and the other executives, although the latter are determined in consultation with the Chief Executive Officer.
Richard F. Corrado, the President and Chief Executive Officer; Quint O. Turner, the Chief Financial Officer; Edward J. Koharik, III, the Chief Operating Officer; W. Joseph Payne, the Chief Legal Officer and Secretary; and Michael L. Berger, the Chief Commercial Officer, each of whom is a named executive officer, are participants in the EIC Plan at the levels reflected in the table above. For fiscal year 2021, 80% of their bonus opportunity will be based upon the level of achievement of net income targets established by the Compensation Committee, and 20% of their bonus opportunity will be based upon the level of achievement of strategic objectives, as determined in accordance with the preceding paragraph.
The foregoing description of the EIC Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the EIC Plan, a copy of which is filed as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 8, 2016, and is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR TRANSPORT SERVICES GROUP, INC.

By:	/S/ W. JOSEPH PAYNE
W. Joseph Payne
Chief Legal Officer & Secretary

Date:	May 10, 2021